UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 9, 2012

TRUE RELIGION APPAREL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2263 East Vernon Avenue

Vernon, California 90058

(Address of Principal Executive Offices, Zip Code)

(323) 266-3072

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2012, the Board of Directors (the “Board”) of True Religion Apparel, Inc. (the “Company”) approved and adopted an amendment to Article III Section 3.8 of the Company’s Amended and Restated Bylaws, effective as of such date, to permit lead director Seth R. Johnson or director Mark S. Maron to call special meetings of the Board (the “Bylaw Amendment”).  Other than the Bylaw Amendment, no other changes were made to the Company’s Amended and Restated Bylaws.  The text of the Bylaw Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On October 10, 2012, the Company announced by press release that after receiving indications of interest from third parties regarding a potential transaction with the Company, the Board has formed a Special Committee comprised of its non-management directors to explore and evaluate potential strategic alternatives available to the Company, including a possible sale, in order to maximize shareholder value.  No decision has been made to engage in a transaction or transactions, and there can be no assurance that any transaction or any other strategic alternative will occur or, if undertaken, the terms or timing thereof.  The Special Committee has not set a definitive timetable for completion of the strategic review process, and it does not intend to disclose or comment on developments with respect to the progress of such process until such time as the Board takes some action, if any, or otherwise deems disclosure appropriate or required.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.1          Amendment to the Amended and Restated Bylaws of True Religion Apparel, Inc.

99.1        Press Release, dated October 10, 2012, of True Religion Apparel, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE RELIGION APPAREL, INC.

Date: October 10, 2012	By:	/s/ Peter F. Collins
		Name:	Peter F. Collins
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

3.1       Amendment to the Amended and Restated Bylaws of True Religion Apparel, Inc.

99.1    Press Release, dated October 10, 2012, of True Religion Apparel, Inc.